Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of December 23, 2024.

ASP AMENTUM INVESTCO LP

By: ASP Manager Corp., its general partner

By:	/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	Vice President

ASP MANAGER CORP.

By:	/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	Vice President

AMERICAN SECURITIES LLC

By:	/s/ Michael G. Fisch
	Name:	Michael G. Fisch
	Title:	Managing Member